EXHIBIT 99.1

      Ciena Reports Fourth Quarter and Fiscal Year 2004 Results;
       Revenue Increases 8.5% Sequentially, 16.1% Year-over-Year

    LINTHICUM, Md.--(BUSINESS WIRE)--Dec. 9, 2004--Ciena(R) Corporation (NASDAQ:CIEN), the network specialist, today reported its fourth quarter and fiscal year 2004 results for the period ending October 31, 2004. Revenue for the fourth quarter totaled $82.0 million, representing an 8.5% sequential increase, and an increase of 16.1% over the same period a year ago. For the year, Ciena's revenue totaled $298.7 million, representing an increase of 5.5% over 2003 revenue of $283.1 million.
    On a generally accepted accounting principles (GAAP) basis, Ciena's reported net loss for the fiscal fourth quarter was $495.1 million, or a net loss of $0.87 per share. This loss includes a goodwill impairment of $371.7 million and compares to a GAAP net loss of $115.0 million, or a net loss of $0.24 per share, in the same period a year ago. On a GAAP basis, Ciena's reported net loss for the fiscal year was $789.5 million, or a net loss of $1.51 per share. This compares to a GAAP net loss of $386.5 million, or a net loss of $0.87 per share, in fiscal 2003.

    Non-GAAP Presentation

    In evaluating the operating performance of its business, Ciena's management excludes certain charges or credits that are required by GAAP. These items, which are identified in the tables that follow, share one or more of the following characteristics: they are unusual, and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control.

                                                 Quarter     Quarter
                                                  Ended       Ended
                                               ----------- -----------
                                                 Oct 31,     Oct 31,
                                                  2003        2004
                                               ----------- -----------
                                                  (in         (in
Item                                            thousands)  thousands)
----                                           ----------- -----------
Stock compensation costs                       $    3,487  $    3,184
Amortization of intangible assets                   6,416      11,381
In-process research and development                 1,300           -
Restructuring costs                                 8,972      34,982
Goodwill impairment                                     -     371,712
Long-lived asset impairment                        33,528       8,709
Recovery of use tax payments                            -           -
Recovery of doubtful accounts, net                      -           -
Accelerated amortization of leasehold
 improvements                                           -       8,382
Loss (gain) on equity investments, net              4,750       4,500
Loss on extinguishment of debt                          -           -
Income tax benefit on adjusted net loss            20,031      18,328
                                               ----------- -----------
Total Adjustments                              $   78,484  $  461,178
                                               =========== ===========
GAAP Net Loss                                  $ (115,040) $ (495,073)
Adjustment for items above                         78,484     461,178
                                               ----------- -----------
Non-GAAP Net Loss                              $  (36,556) $  (33,895)
                                               =========== ===========

Please see Appendix A for additional information about this table.

    As of the quarter ended October 31, 2004, Ciena's weighted average shares outstanding were approximately 569,462,000. Adjusting Ciena's quarterly GAAP results as noted would reduce the Company's net loss in its fiscal fourth quarter to $0.06 per share. This compares with an adjusted net loss of $0.08 per share in the same period a year ago.

                                                   Year        Year
                                                  Ended       Ended
                                               ----------- -----------
                                                 Oct 31,     Oct 31,
                                                  2003        2004
                                               ----------- -----------
                                                  (in         (in
Item                                            thousands)  thousands)
----                                           ----------- -----------
Stock compensation costs                       $   16,777  $   11,883
Amortization of intangible assets                  17,870      30,839
In-process research and development                 2,800      30,200
Restructuring costs                                13,575      57,107
Goodwill impairment                                     -     371,712
Long-lived asset impairment                        47,176      15,926
Recovery of use tax payments                            -      (5,388)
Recovery of doubtful accounts, net                      -      (2,794)
Accelerated amortization of leasehold
 improvements                                           -      22,535
Loss (gain) on equity investments, net              4,760       4,107
Loss on extinguishment of debt                     20,606       8,216
Income tax benefit on adjusted net loss            92,850      86,521
                                               ----------- -----------
Total Adjustments                              $  216,414  $  630,864
                                               =========== ===========
GAAP Net Loss                                  $ (386,517) $ (789,464)
Adjustment for items above                        216,414     630,864
                                               ----------- -----------
Non-GAAP Net Loss                              $ (170,103) $ (158,600)
                                               =========== ===========

Please see Appendix A for additional information about this table.

    For the fiscal year ended October 31, 2004, Ciena's weighted average shares outstanding were approximately 521,454,000. Adjusting Ciena's fiscal year 2004 GAAP results as noted would reduce the Company's net loss for the period to $0.30 per share. This compares with an adjusted net loss of $0.38 per share in the same period a year ago.
    These adjustments are not in accordance with GAAP, and making these adjustments may not permit meaningful comparisons to other companies.
    "Our fiscal fourth quarter was significant in a number of ways: we delivered stronger-than-expected revenue growth and improved gross margin, and we lowered our cash burn," said Gary Smith, Ciena's president and CEO. "There is more work to be done, but we have made meaningful progress in a number of strategic areas. In addition to expanding the breadth of product we are selling to existing customers, we also have developed new channel partnerships. These actions support our specialist approach to the market and our focus on specific applications that have a major impact on our customers' businesses."

    Fourth Quarter 2004 Highlights

    -- Delivered sequential revenue growth of 8.5% and year-over-year revenue growth of 16.1%.

    -- Improved gross margin from 24.9% in the fiscal third quarter to 29.5% in the fiscal fourth quarter.

    -- Reduced ongoing research and development, sales and marketing and general and administrative operating expenses by 9% sequentially.

    -- Reduced cash burn, ending the quarter with cash and short- and long-term investments valued at $1.29 billion.

    -- Forwarded enterprise channel strategy with the formal announcement of a partnership with EMC and secured several new enterprise customers including one of the nation's largest retailers.

    -- 35% of the quarter's total revenue resulted from recently acquired products targeting high-value data and service delivery applications.

    Business Outlook

    "We have taken a number of important steps toward restoring health and profitability to our business, and we have set the stage for continued meaningful improvements to Ciena's operating model," said Smith. "Short term, we expect customer spending patterns to drive revenue growth and anticipate our fiscal first quarter revenue will increase by between seven to ten percent from our fiscal fourth quarter revenue."

    Live Web Broadcast of Fourth Quarter and Fiscal Year Results

    Ciena will host a discussion of its fourth quarter and fiscal year results with investors and financial analysts today, Thursday, December 9, 2004 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: http://www.ciena.com/investors/investors.htm

    NOTE TO INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-K, which Ciena expects to file with the Securities and Exchange Commission on December 9, 2004. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: we have taken a number of important steps toward restoring health and profitability to our business, and we have set the stage for continued meaningful improvements to Ciena's operating model; short term, we expect customer spending patterns to drive revenue growth and anticipate our fiscal first quarter revenue will increase by between seven to ten percent from our fiscal fourth quarter revenue. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.


                           Ciena Corporation
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)


                           Quarter Ended Oct 31,  Year Ended Oct 31,
                           --------------------- ---------------------
                             2003       2004       2003       2004
                           ---------- ---------- ---------- ----------

Revenue:
  Products                 $  56,858  $  68,774  $ 240,772  $ 250,210
  Services                    13,786     13,231     42,364     48,497
                           ---------- ---------- ---------- ----------
Total revenue                 70,644     82,005    283,136    298,707
                           ---------- ---------- ---------- ----------
Costs:
  Products                    34,425     47,543    153,602    186,461
  Services                    14,189     10,281     56,489     40,493
                           ---------- ---------- ---------- ----------
Total cost of goods sold      48,614     57,824    210,091    226,954
                           ---------- ---------- ---------- ----------
  Gross profit                22,030     24,181     73,045     71,753
                           ---------- ---------- ---------- ----------

Operating Expenses
  Research and development    45,809     47,432    199,699    198,850
  Selling and marketing       26,389     28,248    103,193    108,259
  General and
   administrative              7,737      7,222     38,478     27,274
  Stock compensation costs
    Research and
     development               2,688      1,041     12,824      6,514
    Selling and marketing        606      1,904      2,728      4,051
    General and
     administrative              193        239      1,225      1,318
  Amortization of
   intangible assets           6,416     11,381     17,870     30,839
  In-process research and
   development                 1,300          -      2,800     30,200
  Restructuring costs          8,972     34,982     13,575     57,107
  Goodwill impairment              -    371,712          -    371,712
  Long-lived asset
   impairment                 33,528      8,709     47,176     15,926
  Recovery of sale,
   export, use tax
   liabilities and
   payments                        -          -          -     (5,388)
  Provision (benefit) for
   doubtful accounts, net          -          -          -     (2,794)
                           ---------- ---------- ---------- ----------
    Total operating
     expenses                133,638    512,870    439,568    843,868
                           ---------- ---------- ---------- ----------
Loss from operations        (111,608)  (488,689)  (366,523)  (772,115)
Interest and other income
 (expense), net                9,662      4,680     42,959     22,908
Interest expense              (7,997)    (6,487)   (36,331)   (26,813)
Gain (loss) on equity
 investments, net             (4,750)    (4,500)    (4,760)    (4,107)
Loss on extinguishment of
 debt                              -          -    (20,606)    (8,216)
                           ---------- ---------- ---------- ----------
Loss before income taxes    (114,693)  (494,996)  (385,261)  (788,343)
Provision for income taxes       347         77      1,256      1,121
                           ---------- ---------- ---------- ----------
Net loss                   $(115,040) $(495,073) $(386,517) $(789,464)
                           ========== ========== ========== ==========


Basic and diluted net loss
 per common share and
 dilutive potential common
 share                     $   (0.24) $   (0.87) $   (0.87) $   (1.51)
                           ========== ========== ========== ==========

Weighted average basic
 common and dilutive
 potential common shares
 outstanding                 470,244    569,462    446,696    521,454
                           ========== ========== ========== ==========


                          Ciena Corporation
                     CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)
                              (unaudited)


ASSETS
                                                     October 31,
                                               -----------------------
Current assets:                                   2003        2004
                                               ----------- -----------
  Cash and cash equivalents                    $  309,665  $  202,623
  Short-term investments                          796,809     753,251
  Accounts receivable, net                         43,600      45,878
  Inventories, net                                 44,995      47,614
  Prepaid expenses and other                       34,334      29,906
                                               ----------- -----------
    Total current assets                        1,229,403   1,079,272
Long-term investments                             519,744     329,704
Equipment, furniture and fixtures, net            114,930      51,252
Goodwill                                          336,039     408,615
Other intangible assets, net                      108,408     208,015
Other long-term assets                             69,641      60,196
                                               ----------- -----------
  Total assets                                 $2,378,165  $2,137,054
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                             $   44,402  $   31,509
  Accrued liabilities                              98,926      76,045
  Restructuring liabilities                        14,378      16,203
  Unfavorable lease commitments                     9,380       9,902
  Income taxes payable                              4,640       3,354
  Deferred revenue                                 14,473      21,566
                                               ----------- -----------
    Total current liabilities                     186,199     158,579
Long-term deferred revenue                         14,547      16,010
Long-term restructuring liabilities                52,164      65,180
Long-term unfavorable lease commitments            61,312      51,341
Other long-term obligations                         2,698       1,522
Convertible notes payable                         730,428     690,000
                                               ----------- -----------
    Total liabilities                           1,047,348     982,632
                                               ----------- -----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock - par value $0.01;
   20,000,000 shares authorized; zero shares
   issued and outstanding                               -           -
  Common stock - par value $0.01; 980,000,000
   shares authorized; 473,214,856 and
   571,656,659 shares issued and outstanding        4,732       5,717
  Additional paid-in capital                    4,861,182   5,482,175
  Deferred stock compensation                      (9,664)    (13,761)
  Notes receivable from stockholders                 (448)        (48)
  Accumulated other comprehensive income
   (loss)                                           2,447      (2,765)
  Accumulated deficit                          (3,527,432) (4,316,896)
                                               ----------- -----------
    Total stockholders' equity                  1,330,817   1,154,422
                                               ----------- -----------
  Total liabilities and stockholders' equity   $2,378,165  $2,137,054
                                               =========== ===========

    Appendix A

    The adjustments management makes in analyzing Ciena's fourth quarter and fiscal year 2004 GAAP results are as follows:

    -- Stock compensation costs - a non-cash expense which arises under GAAP accounting from the assumption of unvested stock options issued by any companies we acquire and which the Company feels is not reflective of its ongoing operating costs.

    -- Amortization of intangible assets - a non-cash expense arising from acquisitions of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life and which the Company feels is not reflective of its ongoing operating costs.

    -- In-process research and development - a non-recurring expense related to in-process technology that, as of the date of acquisition, has not reached technological feasibility and has no alternative future use.

    -- Restructuring costs - non-recurring charges incurred as the result of reducing the size of the Company's operations to align its resources with the reduced size of the telecommunications market as well as the result of targeting new segment opportunities within the overall market, which the Company feels are not reflective of its ongoing operating costs.

    -- Goodwill impairment - non-cash expense resulting from the decline in the forecasted market demand for the Company's products and the reduction in valuations of comparable businesses.

    -- Long-lived asset impairments - non-recurring charges, incurred as a result of excess equipment classified as held for sale which the Company feels are not reflective of its ongoing operating costs.

    --  Recovery of sales, export and use tax liabilities and payments
        - a non-recurring gain which the Company feels is not reflective of its ongoing operating costs.

    -- Recovery of doubtful accounts, net - a non-recurring gain due to payment received from a customer from which payment was previously deemed doubtful due to the customer's financial condition which the Company feels is not reflective of its ongoing operating costs.

    -- Accelerated amortization of leasehold improvements - a non-cash expense related to the closure of our San Jose, California facility.

    -- Loss (gain) on equity investments, net - a non-recurring gain or loss related to changes in the value of the Company's equity investments which the Company feels is not reflective of its ongoing operating costs.

    -- Loss on extinguishment of debt - a non-recurring expense related to early extinguishment of long-term debt which the Company feels is not reflective of its ongoing operating costs.

    -- Income tax benefit on adjusted net loss - the income tax charge or benefit on the adjusted net loss, which is a necessary adjustment for consistency. The Company currently has a full valuation allowance for GAAP reporting purposes and accordingly does not recognize a tax benefit for losses generated.

    About Ciena

    Ciena Corporation is the network specialist, focused on expanding the possibilities for its customers' networks while reducing their cost of ownership. The Company's systems, software and services target and cure specific network pain points so that telcos, cable operators, governments and enterprises can best exploit the new applications that are driving their businesses forward. For more information, visit www.ciena.com.

    CONTACT: Ciena Corporation
             Investor Contact:
             Jessica Towns, 888-243-6223
             ir@ciena.com
               or
             Press Contacts:
             Nicole Anderson, 410-694-5786
             pr@ciena.com